Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports relating to the consolidated financial statements of The PNC Financial Services Group, Inc. (the “Corporation”) and management’s report on the effectiveness of internal control over financial reporting dated February 28, 2005, except for Notes 13 and 25, which are as of December 28, 2005 appearing in this Current Report on Form 8-K of the Corporation for the year ended December 31, 2004, in the following Registration Statements:

•	Forms S-8 relating to the Corporation’s 1997 Long-Term Incentive Award Plan (formerly the Corporation’s 1987 Senior Executive Long-Term Incentive Award Plan, as amended, the 1992 Long-Term Incentive Award Plan) (Nos. 33-28828, 33-54960, 333-53806, and 333-110758)
•	Form S-3 relating to the Corporation’s Dividend Reinvestment and Stock Purchase Plan (No. 333-19003)
•	Form S-8 relating to the Corporations Employee Stock Purchase Plan (No.333-25867)
•	Forms S-8 relating to the Corporation’s Incentive Savings Plan (formerly The PNC Financial Services Group, Inc. Incentive Savings Plan and PNC Retirement Savings Plan) (Nos. 33-25140, 333-03901, and 333-65042)
•	Forms S-8 relating to the Corporation’s Supplemental Incentive Savings Plan and the Corporation and Affiliates’ Deferred Compensation Plan (Nos. 333-18069 and 333-65040)
•	Forms S-3 relating to the shelf registration of capital securities of PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F, fully and unconditionally guaranteed, to the extent described therein, by the Corporation (Nos. 333-50651, 333-50651-01, 333-50651-02, 333-50651-03, and 333-50651-04)
•	Forms S-3 relating to the shelf registration of debt securities of PNC Funding Corp., unconditionally guaranteed by the Corporation, and/or warrants to purchase such debt securities, and/or common stock and/or preferred stock and/or depository shares of the Corporation and/or warrants to purchase such common stock, preferred stock and/or depository shares (Nos. 333-69576, 333-69576-01)
•	Forms S-8 relating to the Corporation’s 1996 Executive Incentive Award Plan (No. 333-74666)

•	Form S-8 relating to the PFPC Inc. Retirement Savings Plan (No. 333-115388)
•	Form S-4 relating to the registration of securities of the Corporation issuable to the shareholders of Riggs National Corporation upon consummation of the merger of Riggs National Corporation with and into the Corporation and of the resale of certain of those securities after the merger (No. 333-118109)
•	Form S-3 relating to the shelf registration of debt securities of PNC Funding Corp., unconditionally guaranteed by the Corporation, and/or warrants to purchase such debt securities, and/or common stock and/or preferred stock and/or depository shares of the Corporation and/or warrants to purchase such common stock, preferred stock and/or depository shares and purchase contracts which includes an indeterminate number of shares of common stock, preferred stock, or depositary shares, as applicable, issuable upon settlement of such contracts (No. 333-126294)

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

December 28, 2005